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                                                                     Exhibit (i)
                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372 1121
                                Fax: 312 372 2098

April 20, 2004

     As counsel for Wanger Advisors Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for the Registrant's series designated Wanger U.S. Smaller Companies (formerly named Wanger U.S. Small Cap) and Wanger International Small Cap dated April 27, 1998, filed with the Registrant's registration statement on Form N-1A on April 29, 1998, and our opinion for the Registrant's series designated Wanger Select (formerly named Wanger Twenty) and Wanger International Select (formerly named Wanger Foreign Forty) dated September 30, 1998, filed with the Registrant's registration statement on Form N-1A on September 30, 1998 (Securities Act file no. 33-83548).

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                          Bell, Boyd & Lloyd LLC